UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2013

CVS CAREMARK CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-01011	05-0494040
(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive Woonsocket, Rhode Island	02895
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 765-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d): On March 29, 2013, the Board of Directors (the “Board”) of CVS Caremark Corporation (“CVS Caremark” or the “Corporation”) elected William C. Weldon to serve on the Board.

Mr. Weldon, age 64, is the former Chairman of the Board and Chief Executive Officer of Johnson & Johnson, a global developer and manufacturer of health care products, having served in those positions from 2002 until his retirement as Chief Executive Officer in April 2012 and his retirement from the board in December 2012. Mr. Weldon previously served in a variety of senior executive positions during his 41-year career with Johnson & Johnson. He is also a director of JPMorgan Chase & Co., a global financial services company. Mr. Weldon’s experience in managing a complex global health care company and his deep knowledge of the worldwide health care market across multiple sectors makes him extremely well suited to serve on the Board. His background in international business management and operating in the highly-regulated health care industry is also greatly valued by the Board.

CVS Caremark directly purchased approximately $740 million of products from Johnson & Johnson during the 2012 calendar year. CVS Caremark also purchased Johnson & Johnson products through various third parties, such as drug wholesalers. All of such purchases were made in the ordinary course of business based on arm’s length negotiations between Johnson & Johnson or such third parties and CVS Caremark. In addition, during 2012 Johnson & Johnson paid CVS Caremark certain rebates for prescription drug dispenses made by CVS Caremark. Such rebates are usual and customary in the industry and were based on arm’s length negotiations. The majority of such rebates were passed on to the various clients of CVS Caremark’s prescription benefit management business. Mr. Weldon was not involved in the negotiation of any purchases, sales, contracts or business arrangements between the two companies.

Mr. Weldon was determined by the Board to be “independent” under the Corporate Governance Rules of the New York Stock Exchange and under the Corporation’s Corporate Governance Guidelines. The Board in making its determination as to Mr. Weldon’s independence considered that, consistent with its categorical standards to assist in independence determinations, Mr. Weldon is a former executive officer of an entity with which the Corporation has had ordinary course, arm’s-length business dealings that do not implicate any of the New York Stock Exchange’s bright-line tests, and that he was not directly involved in such entity’s business dealings with the Corporation.

Mr. Weldon will receive compensation as a director in accordance with the Corporation’s director compensation practices described in the Corporation’s definitive Annual Proxy Statement filed with the Securities and Exchange Commission on March 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS CAREMARK CORPORATION

By:	/s/ Thomas S. Moffatt
Thomas S. Moffatt
Vice President and Corporate Secretary
Dated: March 29, 2013